Exhibit 99.1

Contact:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA'S BRANDLOYALTY BUSINESS SIGNS NEW AGREEMENT WITH THE
KROGER CO., LARGEST SUPERMARKET RETAILER IN THE UNITED STATES

BrandLoyalty launches loyalty program across 121 Kroger stores in Mid-Atlantic region

PLANO, TX (June 14, 2018) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions, announced that its LoyaltyOne business BrandLoyalty, a global leader in transactional and emotional loyalty programs, and creator of tailor-made short-term loyalty concepts for food retailers, has launched a new program with The Kroger Co. (NYSE: KR).

Launched on May 2, 2018, the eight-week promotional campaign is featured in 121 Kroger stores across the Mid-Atlantic, including North Carolina, Ohio, Kentucky, Tennessee, Virginia, and West Virginia.

As the first program rolls out between the businesses, the collaboration between BrandLoyalty and Kroger seeks to grow sales with an increase of customers, basket size, and frequency of shoppers through this incentive-based, short-term promotion.

"We're excited to have the opportunity to work with Kroger on this program that will leverage BrandLoyalty's combination of expertise in loyalty programs, analytics, and retail industry knowledge in order to drive sales, boost profitability, and build customer loyalty in the highly competitive grocery segment," said Bryan Pearson, President and CEO of LoyaltyOne.

About BrandLoyalty
BrandLoyalty creates innovative, tailor-made loyalty concepts for some of the largest food retailers globally. Active in 50 countries, it supports its clients from 20 offices in Europe, Asia, Africa and the Americas.

Since it was founded in 1995, BrandLoyalty has implemented more than 3,000 successful loyalty programs. In 2011, BrandLoyalty acquired IceMobile, a full-service mobile agency delivering personalized digital solutions for food retail. By combining data and digital, IceMobile delivers personalized mobile experiences which boost revenue and customer loyalty for retailers worldwide.

For more information, visit http://www.brandloyalty-int.com.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

# # #